As Filed With the Securities and Exchange Commission on June 1, 2000
                                                              FILE NO. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    --------

                             WILD OATS MARKETS, INC.
             (Exact name of registrant as specified in its charter)


                  Delaware                                    84-1100630
       (State or other jurisdiction                        (I.R.S. Employer
     of incorporation or organization)                    Identification No.)

            3375 Mitchell Lane
             Boulder, Colorado                                80301-2244
  (Address of principal executive offices)                    (Zip Code)


               WILD OATS MARKETS, INC. 1996 EQUITY INCENTIVE PLAN
                    (As amended May 4, 1998 and May 5, 2000)
                            (Full title of the Plan)
                                    ---------

              Michael C. Gilliland                         With copies to:
            Chief Executive Officer                    Mashenka Lundberg, Esq.
             Wild Oats Markets, Inc.                  Holme Roberts & Owen LLP
               3375 Mitchell Lane                     1700 Lincoln, Suite 4100
       Boulder, Colorado 80301-2244                 Denver, Colorado  80203-4541
   (Name and address of agent for service)                  (303) 861-7000

                                 (303) 440-5220
          (Telephone number, including area code, of agent for service)







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



                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
Title of                            Proposed Maximum      Proposed Maximum
Securities to be     Amount to be    Offering                    Aggregate      Amount of
Registered            Registered     Price Per Share(1)   Offering Price(1)   Registration Fee
------------------------------------------------------------------------------------------------
Common Stock
(par value $.001)  1,560,000 shares       $9.56           $14,913,600.00        $3,937.19
------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee for the shares being registered hereby pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale prices reported on the Nasdaq National Market on May 24, 2000.

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                   Form S-8 Pursuant to General Instruction E

This Form S-8 is filed with the Securities and Exchange Commission (the "Commission") pursuant to General Instruction E to Form S-8. The Forms S-8 filed with the Commission on October 30, 1998 and January 28, 1997, by Wild Oats Markets, Inc. (the "Registrant" or the "Company"), File Numbers 333-66347 and 333-20539, respectively, are hereby incorporated by reference into this Form S-8.

The Registrant hereby registers the issuance of an additional 1,560,000 shares of the Company's Common Stock pursuant to the Wild Oats Markets, Inc. 1996 Equity Incentive Plan, as amended May 4, 1998 and May 5, 2000.

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000, filed with the Commission on March 31, 2000;

         (2) The Company's Quarterly Report on Form 10-Q for the period ended April 1, 2000, filed with the Commission on May 16, 2000;

         (3) The Company's Current Reports on Form 8-K filed with the Commission on May 1, 2000, March 21, 2000, and February 29, 2000 and the Company's amendment to its Current Report on Form 8-K filed with the Commission on February 29, 2000;

         (4) The description of the Company's Common Stock contained in the Company's registration statement filed on October 17, 1996, as amended by any amendment or report filed for the purpose of updating such description; and

         (5) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated be reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 8.  Exhibits

Exhibit No.       Description

5.1               Legality Opinion of Holme Roberts & Owen LLP.
23.1              Consent of PricewaterhouseCoopers LLP.
23.2              Consent of Ernst & Young LLP.
23.3              Consent of KPMG LLP.
23.4              Consent of Holme Roberts & Owen LLP.  See Exhibit 5.1.
24.1              Power of Attorney.  See signature page hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boulder, Colorado, on the 30th day of May, 2000.

                                WILD OATS MARKETS, INC.,
                                a Delaware corporation

                                By: /s/ Mary Beth Lewis
                                    ------------------------------------
                                    Mary Beth Lewis
                                    Vice President of Finance, Treasurer, and
                                    Chief Financial Officer

                                   SIGNATURES
                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Wild Oats Markets, Inc. hereby severally constitute and appoint Mary Beth Lewis our true and lawful attorney, with full power to her to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any abbreviated Registration Statement in connection with this Registration Statement, including but not limited to any Registration Statement filed to register additional Common Stock which may be acquired pursuant to the Wild Oats Markets, Inc. 1996 Equity Incentive Plan, as amended May 4, 1998 and May 5, 2000; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the Nasdaq National Market; granting unto said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                   Title                                   Date

/s/ Michael C. Gilliland
--------------------------
Michael C. Gilliland            Chief Executive Officer                      May 24, 2000
                                and Director (Principal Executive
                                Officer)

/s/ Mary Beth Lewis
--------------------------
Mary Beth Lewis                 Vice President of Finance, Chief             May 24, 2000
                                Financial Officer, and Treasurer
                                (Principal Financial and Accounting Officer)

/s/ John A. Shields
--------------------------
John A. Shields                 Chairman of the Board                        May 23, 2000


/s/ Elizabeth C. Cook
--------------------------
Elizabeth C. Cook               Executive Vice President                     May 27, 2000
                                and Director

/s/ David M. Chamberlain
--------------------------
David M. Chamberlain            Vice Chairman of the Board                   May 22, 2000


                                     Page 5



/s/ Brian K. Devine
--------------------------
Brian K. Devine                 Director                                     May 26, 2000


/s/ David L. Ferguson
--------------------------
David L. Ferguson               Director                                     May 24, 2000


--------------------------
James B. McElwee                Director                                     May   , 2000


/s/ Morris J. Siegel
--------------------------
Morris J. Siegel                Director                                     May 23, 2000


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